     As filed with the Securities and Exchange Commission on June 20, 1996.

                                         Registration No. 33-___________________

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET, N.W.
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                             AMERICAN STUDIOS, INC.
             (Exact Name of Registrant as Specified in its Charter)

       NORTH CAROLINA                                        56-1758321
      (State or Other Jurisdiction                       (I.R.S. Employer
   of Incorporation or Organization)                     Identification No.)

                         11001 Park Charlotte Boulevard
                         Charlotte, North Carolina 28273
          (Address of Principal Executive Offices, including zip code)

                             AMERICAN STUDIOS, INC.
                            EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

       J. Robert Wren, Jr.                           Copy to:
       American Studios, Inc.                        Elizabeth G. Wren, Esq.
       11001 Park Charlotte Boulevard                Petree Stockton, L.L.P.
       Charlotte, North Carolina 28273               3500 One First Union Center
       (704) 588-4351                                301 South College Street
       (Name, Address, and Telephone                  Charlotte, NC 28202
       Number of Agent for Service)                   (704) 338-5000

- -------------------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------------

                                                           Proposed                  Proposed
                                                            Maximum                   Maximum                 Amount of
Title of Securities            Amount To Be             Offering Price          Aggregate Offering           Registration
To Be Registered                Registered                 Per Share                   Price                     Fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock,
 $0.001 Par Value               400,000 (1)              $1.09375 (2)                $437,500                  $150.86
- --------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also includes such indeterminate number of additional shares of the Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions as described in the Equity Compensation Plan.
(2) Estimated solely for purposes of calculating the registration fee. The maximum offering price per share is based upon the average of the high and low prices of the Common Stock of the Registrant as reported on The Nasdaq Stock Market on June 18, 1996.

                Incorporation of Previous Registration Statement


         Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 400,000 shares of the Common Stock of the Registrant under the American Studios, Inc. Equity Compensation Plan. Pursuant to General Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 33-80415 are hereby incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Mecklenburg, State of North Carolina, on this 19th day of June, 1996.

                         AMERICAN STUDIOS, INC.

                         By:    /s/ J. Robert Wren, Jr.
                                J. Robert Wren, Jr., Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints J. Robert Wren, Jr. and R. Kent Smith, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  NAME                                        TITLE                                  DATE

/s/        J. Robert Wren, Jr.              Chief Executive Officer and Director (Principal     June 19, 1996
         J. ROBERT WREN, JR.                Executive Officer)

/s/        Shawn W. Poole                   Executive Vice President, Treasurer, Secretary,     June 19, 1996
         SHAWN W. POOLE                     and Chief Financial Officer (Principal Financial
                                            Officer and Principal Accounting Officer)

/s/        Randy J. Bates                   Special Advisor to the Chief Executive Officer      June 19, 1996
         RANDY J. BATES                     and the Board of Directors and Chairman of
                                            the Board of Directors

/s/        Joseph P. Bolger                 Director                                            June 19, 1996
         JOSEPH P. BOLGER

/s/        Bradley P. Cost                  Director                                            June 19, 1996
         BRADLEY P. COST

/s/        John D. Ferrell                  Director                                            June 19, 1996
         JOHN D. FERRELL

/s/        Alan P. Shaw                     Director                                            June 19, 1996
         ALAN P. SHAW

/s/        R. Kent Smith                    Director                                            June 19, 1996
         R. KENT SMITH

/s/        Norman V. Swenson, Jr.           Director                                             June 19, 1996
         NORMAN V. SWENSON, JR.

                                                      EXHIBIT INDEX


       Exhibit No.                                  Description

            5               Legal opinion of Petree Stockton, L.L.P.

          23.1              Consent of Deloitte & Touche LLP.

          23.2              Consent of Petree Stockton, L.L.P.  (Contained in
                            Exhibit 5).

           24               Power of Attorney  (Contained on signature page).